Exhibit 99.1

Investor Contact:	Erinn Murphy, Crocs, Inc.
(303) 848-7005
emurphy@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Appoints Executive Vice President and Chief Financial Officer Patraic Reagan;
Reaffirms Third Quarter Guidance
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BROOMFIELD, COLORADO — August 29, 2025 — Crocs, Inc. (NASDAQ: CROX), a global leader in innovative casual footwear for all, today announced the appointment of Patraic Reagan as the Executive Vice President and Chief Financial Officer of Crocs, Inc, effective September 22, 2025. Mr. Reagan will succeed Susan Healy, who tendered her resignation on August 28, 2025, effective immediately.

With approximately three decades of financial and operational leadership experience at prominent global consumer companies, Mr. Reagan will join the executive leadership team and will report directly to Andrew Rees, Chief Executive Officer. Most recently, Mr. Reagan served as the Chief Financial Officer for SharkNinja, Inc., a global product design and technology company. Prior to SharkNinja, Inc. he spent approximately 14 years at Nike, Inc.

“We are excited to welcome Patraic to Crocs, Inc. as our Chief Financial Officer. Patraic is a seasoned financial professional with a strong public profile and a track record of delivering consistent, profitable growth. We believe his consumer-centric mindset, robust financial experience in the footwear industry and his international expertise will complement our leadership team in driving long-term shareholder value,” said Andrew Rees, Chief Executive Officer.

Mr. Reagan will have responsibility over the company’s financial strategies in addition to financial planning and analysis, accounting, treasury, investor relations, tax and internal audit.

“Crocs, Inc. is a company that I have long admired—one whose profitable growth has been built on an enduring cultural icon and one where I see untapped potential across both the Crocs and HEYDUDE brands,” said Patraic Reagan, incoming Chief Financial Officer. “Drawing from my global experience of leading high-growth brands through disciplined execution, I look forward to working alongside the talented leadership team to unlock shareholder value and drive consistent results for years to come.”

“On behalf of the Board of Directors and our leadership team, we thank Susan for her many contributions to our company. We wish her the very best in her next chapter,” said Andrew Rees, Chief Executive Officer. In order to facilitate a smooth transition, Ms. Healy has agreed to stay on as an advisor through October 31, 2025. More details of this transition can be found in the company’s Form 8-K filed with the Securities and Exchange Commission earlier today.

The company is reaffirming its third quarter 2025 financial outlook as previously disclosed on August 7, 2025. Management will be presenting at the Goldman Sachs 32nd Annual Global Retailing Conference on September 3, 2025. Further details regarding this event can be found in a separate press release issued today.

About Patraic Reagan:

Patraic Reagan is a seasoned financial executive and the incoming Chief Financial Officer of Crocs, Inc. He joins the company from SharkNinja, Inc., a global product design and technology company, where he served as the Chief Financial Officer since April 2024. Prior to SharkNinja, Inc., he spent nearly 14 years at Nike, Inc., where he held several roles including Vice President and Chief Financial Officer of Asia Pacific and Latin America from 2022 to 2024 and Vice President of Global Business Planning from 2020 to 2022. Earlier in his career, he held various roles at Coach, Inc. (now Tapestry, Inc.), Ralph Lauren Corporation, Kraft Foods, and Chiquita Brands International. Mr. Reagan received his B.A.A in Accounting and Finance from University of Cincinnati and his Master of Business Administration from the Kelley School of Business at University of Indiana.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 80 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements:
This press release includes statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
These include statements regarding our future outlook, contributions of new executives, and expectations (financial or otherwise) and intentions. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this press release speaks only as of August 29, 2025. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category: Investors
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